Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated November 6, 2020

Relating to Registration Statement No. 333-236574 and 811-22432

OXLC

Oxford Lane Capital Corp.
Investor Presentation
Quarter Ended September 30, 2020

Disclaimer

This presentation is neither an offer to sell, nor a solicitation of an offer to purchase, an interest in Oxford Lane Capital Corp. ("Oxford Lane", "OXLC" or the "Fund").

This presentation and the summaries contained herein do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Fund. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Fund's public filings with the Securities and Exchange Commission.

There is no guarantee that any of the estimates, targets or projections illustrated in this presentation will be achieved. Any references herein to any of the Fund's past or present investments or its past or present performance have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Fund will be profitable or will equal the performance of past or present investments.

The information contained herein has been derived from financial statements and other documents provided by the portfolio companies and/or the third party manager of such portfolio companies unless otherwise stated. Certain information discussed in this presentation (including information relating to portfolio companies) was derived from third party sources and has not been independently verified and, accordingly, OXLC makes no representation or warranty with respect to this information.

Past performance is not indicative of future results. In addition, there can be no assurance that unrealized gains/losses will be realized at the expected multiples shown since actual realized returns will depend on, among other factors, the future operating results of each of the Fund's current portfolio companies, the value of the assets and economic conditions at the time of disposition, any related transaction costs, and the timing and manner of any realization events, all of which may differ from the assumptions on which the Fund's expected returns are based. In many instances, the Fund will not determine the timing or manner of any realization events with respect to its investments.

This presentation contains non-GAAP financial information. OXLC's management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of OXLC's financial performance, identifying trends in its results and providing meaningful period-to-period comparisons. See "Appendix – Reconciliation of Core Net Investment Income" in this presentation for more information.

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Oxford Lane undertakes no duty to update any forward-looking statements made herein, except as may be required by law.

Financial Highlights

(FYE March 31, $ per share)[1]	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
GAAP net investment income	$ 0.21	$ 0.23	$ 0.29	$ 0.32	$ 0.31
GAAP realized losses	$ (0.39)	$ (0.35)	$ (0.02)	$ (0.03)	$ (0.04)
GAAP unrealized appreciation (depreciation)	$ 1.00	$ 0.15	$ (3.40)	$ 0.01	$ (1.70)
Core net investment income[2]	$ 0.24	$ 0.23	$ 0.45	$ 0.62	$ 0.45
Distributions paid	$ 0.2025	$ 0.4050	$ 0.4050	$ 0.4050	$ 0.4050
Net asset value	$ 3.88	$ 3.23	$ 3.58	$ 6.81	$ 6.63

(FYE March 31, $ in millions)	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
Total fair value of investments	$ 525.7	$ 463.8	$ 508.4	$ 660.6	$ 590.6
Number of portfolio investments[3]	142	140	141	130	119
Total preferred stock and debt	$ 213.3	$ 213.3	$ 260.2	$ 208.6	$ 193.6

Note: Certain figures may not tie out to financial statements due to rounding.

1. Per share amounts based on weighted average shares outstanding for the respective quarter presented.
2. Refer to Appendix for reconciliation of GAAP net investment income to core net investment income.
3. Includes CLO debt, CLO equity, subordinated fee notes and other CLO equity related investments.

Summary Portfolio Highlights

Portfolio Activity

(FYE March 31, $ in millions)	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
New investments	$ 68.0	$ 21.4	$ 127.2	$ 106.4	$ 108.1
Sales / Repayments	55.7	49.7	22.6	16.2	8.6
Net investment activity	$ 12.3	$ (28.4)	$ 104.6	$ 90.2	$ 99.5

Investment Portfolio by Asset Type[1]

	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
CLO equity[2]	90%	91%	92%	93%	96%
CLO debt	10%	9%	8%	7%	4%

Note: Certain figures may not tie out to financial statements due to rounding.

1. At fair value as of quarter end.
2. Includes subordinated fee notes and other CLO equity related investments.

CLO Equity & Initial Distribution Schedule

(FYE March 31, $ in millions)	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
CLO Equity					
CLO equity which has made its initial distribution to OXLC (at original cost)[1]	$ 822.5	$ 849.3	$ 914.0	$ 851.1	$ 685.3
CLO equity which has not made its initial distribution to OXLC (at original cost)[1,2]	52.6	29.3	59.9	36.3	123.7
Total CLO equity[1]	$ 875.1	$ 878.5	$ 973.9	$ 887.4	$ 809.0

($ in millions)

CLO Equity

Breakdown of CLO Equity Initial Distributions as of September 30, 2020[1,2]

CLO equity expected to make initial distribution to OXLC by 12-31-20 (at original cost)	$ 52.6
CLO equity expected to make initial distribution to OXLC by 3-31-21 (at original cost)	-
CLO equity expected to make initial distribution to OXLC by 6-30-21 (at original cost)	-
Total initial distributions of CLO equity (at original cost)	$ 52.6

($ in millions)

Cash Flow Diversion Amount

	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20
Cash flow diversion amount[3,4]	7.0	12.7	4.0	0.3	0.4

Note: Certain figures may not tie out to financial statements due to rounding.

1. This number represents total dollar value (at original cost) of those assets held at prior quarter end plus new investments purchased during the current period. Excludes called deals.
2. Represents the amount of CLO equity investments (purchased in either the primary or secondary market) which had not yet made an initial distribution to OXLC during the quarter. For newly issued CLOs, it can generally take up to three quarters from issuance to receive initial distribution payments from those respective CLO equity investments.
3. These figures represent the total cash diverted from investments by the CLO vehicle as a result of failure to comply with their respective Overcollateralization and/or Interest Diversion tests.
4. As reported by Trustee, includes record date payments as of quarter-end.

OXLC

CLO Portfolio Summary

As of September 30, 2020

CLO Equity Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Interest Diversion Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Equity Position #1	2013	CLO Equity	Callable	July-17	NA	-11.92%	NR	4.00%	3932	24	2.91
CLO Equity Position #2	2014	CLO Equity	Callable	April-18	0.73%	-5.06%	NR	3.69%	4110	37	2.37
CLO Equity Position #3	2014	CLO Equity	Callable	July-18	0.69%	-0.80%	NR	3.24%	3581	47	3.25
CLO Equity Position #4	2014	CLO Equity	Callable	July-18	1.12%	1.33%	NR	3.25%	3488	47	2.94
CLO Equity Position #5	2014	CLO Equity	Callable	July-18	0.92%	1.43%	NR	4.06%	4493	26	2.87
CLO Equity Position #6	2014	CLO Equity	Callable	October-18	0.80%	-3.28%	NR	3.08%	3099	46	3.15
CLO Equity Position #7	2014	CLO Equity	Callable	October-18	0.90%	6.82%	NR	3.72%	3857	41	3.00
CLO Equity Position #8	2014	CLO Equity	Callable	October-18	1.16%	0.47%	NR	3.38%	3552	50	3.13
CLO Equity Position #9	2014	CLO Equity	Callable	January-19	1.27%	-4.58%	NR	4.13%	3641	41	3.59
CLO Equity Position #10	2014	CLO Equity	Callable	January-19	1.19%	2.60%	NR	3.58%	3894	53	3.48
CLO Equity Position #11	2015	CLO Equity	Callable	April-19	0.82%	-2.22%	NR	3.72%	3269	103	4.01
CLO Equity Position #12	2015	CLO Equity	Callable	April-19	0.99%	5.57%	NR	3.48%	3127	57	3.35
CLO Equity Position #13	2015	CLO Equity	Callable	July-19	0.88%	-1.84%	NR	3.64%	3224	106	4.04
CLO Equity Position #14	2013	CLO Equity	Callable	July-19	1.30%	-3.36%	NR	3.96%	3573	40	3.92
CLO Equity Position #15	2015	CLO Equity	Callable	October-19	0.91%	-3.68%	NR	3.98%	3821	78	4.01
CLO Equity Position #16	2013	CLO Equity	Callable	January-20	0.90%	2.00%	NR	3.46%	3534	64	3.94
CLO Equity Position #17	2015	CLO Equity	Callable	January-20	0.83%	2.65%	NR	3.46%	3133	77	4.15
CLO Equity Position #18	2014	CLO Equity	Callable	April-20	0.88%	0.21%	NR	3.71%	3104	106	4.33
CLO Equity Position #19	2016	CLO Equity	Callable	July-20	0.94%	1.81%	NR	3.42%	3386	59	4.24
CLO Equity Position #20	2016	CLO Equity	Callable	July-20	1.15%	0.76%	NR	3.50%	3392	77	3.85
CLO Equity Position #21	2014	CLO Equity	Callable	July-20	1.04%	2.70%	NR	3.69%	3473	61	3.97
CLO Equity Position #22	2016	CLO Equity	Callable	July-20	1.00%	1.55%	NR	3.88%	3523	64	4.68
CLO Equity Position #23	2016	CLO Equity	Callable	July-20	1.14%	0.97%	NR	3.70%	3315	69	4.45
CLO Equity Position #24	2015	CLO Equity	Callable	July-20	1.08%	0.14%	-1.73%	3.39%	3269	75	3.99
CLO Equity Position #25	2016	CLO Equity	Callable	October-20	1.17%	-1.24%	-2.24%	4.05%	3803	73	4.29
CLO Equity Position #26	2016	CLO Equity	Callable	October-20	1.14%	-0.82%	-1.32%	3.69%	3450	82	4.46
CLO Equity Position #27	2018	CLO Equity	Callable	October-20	1.08%	2.36%	1.41%	3.64%	3220	77	4.57
CLO Equity Position #28	2018	CLO Equity	Callable	January-21	0.99%	1.53%	0.53%	3.97%	NA	NA	4.75
CLO Equity Position #29	2015	CLO Equity	Callable	January-21	1.16%	1.18%	-0.32%	3.43%	3266	80	4.28
CLO Equity Position #30	2013	CLO Equity	Callable	January-21	0.89%	1.13%	0.63%	3.44%	3245	88	4.58
CLO Equity Position #31	2013	CLO Equity	November-20	January-21	1.18%	0.52%	-0.48%	3.41%	3213	80	4.25
CLO Equity Position #32	2016	CLO Equity	Callable	March-21	1.23%	1.10%	0.10%	3.77%	2935	105	4.65
CLO Equity Position #33	2013	CLO Equity	Callable	April-21	1.34%	-1.38%	-1.88%	3.51%	3396	73	4.39
CLO Equity Position #34	2018	CLO Equity	Callable	April-21	0.75%	2.69%	1.71%	3.53%	3541	81	4.55
CLO Equity Position #35	2018	CLO Equity	Callable	April-21	0.95%	-4.30%	-5.30%	4.10%	3533	86	4.47
CLO Equity Position #36	2017	CLO Equity	Callable	April-21	1.14%	2.44%	1.44%	3.52%	3157	80	4.56
CLO Equity Position #37	2014	CLO Equity	Callable	April-21	0.95%	1.46%	0.51%	3.65%	3113	79	4.45
CLO Equity Position #38	2016	CLO Equity	Callable	April-21	1.25%	1.55%	0.55%	3.30%	3494	71	4.19
CLO Equity Position #39	2015	CLO Equity	Callable	July-21	1.31%	1.03%	0.03%	3.39%	NA	NA	4.45
CLO Equity Position #40	2014	CLO Equity	Callable	July-21	1.01%	-1.53%	-2.03%	3.48%	3288	80	4.54
CLO Equity Position #41	2013	CLO Equity	Callable	July-21	1.32%	-3.16%	-3.66%	3.65%	3302	77	4.49
CLO Equity Position #42	2016	CLO Equity	Callable	July-21	1.15%	0.55%	0.05%	3.39%	3424	80	4.48
CLO Equity Position #43	2017	CLO Equity	Callable	August-21	1.32%	1.03%	0.03%	3.71%	3254	74	4.36
CLO Equity Position #44	2013	CLO Equity	February-21	August-21	1.03%	0.19%	-0.81%	3.86%	3114	89	4.44
CLO Equity Position #45	2016	CLO Equity	Callable	October-21	1.11%	1.59%	0.65%	3.57%	3493	82	4.49
CLO Equity Position #46	2014	CLO Equity	October-20	October-21	1.17%	-0.12%	-1.15%	3.45%	3257	81	4.55
CLO Equity Position #47	2016	CLO Equity	Callable	October-21	1.16%	1.49%	0.59%	3.54%	3530	79	4.48
CLO Equity Position #48	2017	CLO Equity	Callable	January-22	1.25%	0.47%	-0.53%	3.95%	3511	88	4.50
CLO Equity Position #49	2013	CLO Equity	Callable	January-22	1.24%	0.26%	-0.84%	3.69%	3155	56	4.46
CLO Equity Position #50	2018	CLO Equity	Callable	January-22	1.19%	-0.64%	-1.59%	3.57%	3259	79	4.60
CLO Equity Position #51	2018	CLO Equity	Callable	January-22	1.05%	1.14%	0.14%	3.97%	3169	66	4.79
CLO Equity Position #52	2014	CLO Equity	Callable	July-22	1.18%	-0.20%	-0.70%	3.45%	3107	75	4.50
CLO Equity Position #53	2015	CLO Equity	Callable	July-22	1.22%	1.26%	0.33%	3.57%	3508	79	4.52
CLO Equity Position #54	2017	CLO Equity	Callable	July-22	1.21%	1.45%	0.55%	3.54%	3399	82	5.70
CLO Equity Position #55	2013	CLO Equity	Callable	July-22	1.21%	0.44%	-0.56%	3.59%	3402	83	4.60
CLO Equity Position #56	2015	CLO Equity	September-21	September-22	1.09%	1.65%	0.65%	3.88%	3518	60	4.51
CLO Equity Position #57	2015	CLO Equity	Callable	October-22	1.17%	1.54%	0.98%	3.55%	3471	82	4.57
CLO Equity Position #58	2014	CLO Equity	Callable	October-22	1.20%	1.21%	0.21%	3.38%	3262	65	4.43
CLO Equity Position #59	2017	CLO Equity	Callable	October-22	1.21%	1.28%	0.78%	3.51%	3452	83	4.76
CLO Equity Position #60	2013	CLO Equity	Callable	November-22	1.20%	1.74%	0.68%	3.31%	3256	92	4.30
CLO Equity Position #61	2017	CLO Equity	Callable	November-22	1.15%	3.54%	2.54%	3.51%	3217	82	4.58
CLO Equity Position #62	2018	CLO Equity	Callable	January-23	1.21%	2.60%	2.14%	3.53%	3010	80	4.68
CLO Equity Position #63	2014	CLO Equity	Callable	January-23	1.11%	2.19%	1.69%	3.34%	3179	90	4.61
CLO Equity Position #64	2017	CLO Equity	Callable	January-23	1.18%	0.51%	-0.49%	3.50%	3144	67	4.42
CLO Equity Position #65	2014	CLO Equity	Callable	January-23	1.07%	0.11%	-0.82%	3.58%	2997	87	4.69
CLO Equity Position #66	2013	CLO Equity	Callable	January-23	1.07%	1.31%	0.38%	3.62%	3096	82	4.72

1. Year in which the deal was issued.

*Source: As reported by Intex.

CLO Portfolio Summary (Continued)

As of September 30, 2020

CLO Equity Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Interest Diversion Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Equity Position #67	2018	CLO Equity	Callable	April-23	1.01%	1.66%	0.66%	3.93%	3200	65	4.77
CLO Equity Position #68	2018	CLO Equity	Callable	April-23	1.00%	0.85%	0.35%	3.46%	3368	77	4.49
CLO Equity Position #69	2018	CLO Equity	Callable	April-23	1.02%	0.85%	0.40%	3.45%	3283	81	4.61
CLO Equity Position #70	2016	CLO Equity	Callable	April-23	1.02%	0.25%	-0.22%	3.43%	3393	86	4.71
CLO Equity Position #71	2018	CLO Equity	Callable	April-23	1.13%	0.54%	0.04%	3.32%	3414	80	4.81
CLO Equity Position #72	2014	CLO Equity	Callable	April-23	1.11%	-0.66%	-1.66%	3.47%	3555	70	4.60
CLO Equity Position #73	2018	CLO Equity	Callable	April-23	0.98%	2.78%	2.32%	3.41%	3299	88	4.63
CLO Equity Position #74	2018	CLO Equity	Callable	April-23	1.03%	1.08%	0.13%	3.71%	3273	86	4.48
CLO Equity Position #75	2012	CLO Equity	Callable	April-23	1.01%	1.59%	0.52%	3.28%	3251	94	4.30
CLO Equity Position #76	2018	CLO Equity	Callable	May-23	1.10%	2.37%	1.36%	3.41%	3352	80	4.50
CLO Equity Position #77	2018	CLO Equity	Callable	June-23	1.21%	0.50%	-0.50%	3.93%	3319	75	4.36
CLO Equity Position #78	2014	CLO Equity	Callable	July-23	1.15%	0.64%	-0.30%	3.45%	3231	NA	4.65
CLO Equity Position #79	2018	CLO Equity	Callable	July-23	1.15%	2.94%	1.94%	3.66%	3259	76	4.51
CLO Equity Position #80	2018	CLO Equity	Callable	July-23	1.09%	2.20%	1.24%	3.64%	2979	104	4.72
CLO Equity Position #81	2018	CLO Equity	Callable	July-23	1.07%	1.75%	1.25%	3.58%	3040	83	4.79
CLO Equity Position #82	2018	CLO Equity	Callable	July-23	1.10%	2.60%	1.60%	3.55%	3304	78	4.73
CLO Equity Position #83	2018	CLO Equity	Callable	July-23	1.20%	-2.57%	-3.07%	4.05%	3415	91	4.71
CLO Equity Position #84	2016	CLO Equity	Callable	July-23	1.06%	1.85%	0.84%	3.57%	3124	78	4.48
CLO Equity Position #85	2018	CLO Equity	Callable	July-23	1.12%	-0.59%	-1.09%	3.58%	3040	85	4.77
CLO Equity Position #86	2018	CLO Equity	Callable	August-23	1.11%	0.25%	-0.26%	3.50%	3403	85	4.75
CLO Equity Position #87	2018	CLO Equity	October-20	October-23	1.17%	2.01%	1.83%	3.57%	3166	80	4.62
CLO Equity Position #88	2014	CLO Equity	October-20	October-23	1.21%	2.30%	1.85%	3.41%	3228	89	4.62
CLO Equity Position #89	2018	CLO Equity	April-21	October-23	1.29%	1.90%	1.40%	3.44%	3303	61	4.53
CLO Equity Position #90	2018	CLO Equity	October-20	October-23	1.25%	0.32%	-0.68%	3.65%	3064	84	4.68
CLO Equity Position #91	2015	CLO Equity	October-20	October-23	1.25%	-1.35%	-2.35%	3.60%	3231	72	4.50
CLO Equity Position #92	2015	CLO Equity	October-20	October-23	1.18%	0.58%	-0.09%	3.46%	3114	84	4.42
CLO Equity Position #93	2018	CLO Equity	October-20	October-23	1.16%	0.31%	-0.19%	3.58%	3104	87	4.73
CLO Equity Position #94	2018	CLO Equity	November-20	November-23	1.30%	1.07%	0.32%	3.82%	3199	73	4.37
CLO Equity Position #95	2016	CLO Equity	November-20	November-23	1.17%	0.01%	-0.49%	3.48%	3404	86	4.72
CLO Equity Position #96	2014	CLO Equity	November-20	November-23	1.18%	1.53%	0.93%	3.54%	2997	85	4.71
CLO Equity Position #97	2019	CLO Equity	January-21	January-24	1.37%	2.65%	1.65%	3.59%	3047	85	4.92
CLO Equity Position #98	2019	CLO Equity	January-21	January-24	1.20%	2.84%	2.59%	3.53%	3139	79	4.57
CLO Equity Position #99	2018	CLO Equity	December-20	January-24	1.17%	2.95%	2.70%	3.50%	3138	81	4.48
CLO Equity Position #100	2019	CLO Equity	March-21	March-24	1.47%	2.68%	1.78%	3.82%	3358	63	4.86
CLO Equity Position #101	2019	CLO Equity	April-21	April-24	NA	2.43%	1.43%	3.75%	3181	78	4.62
CLO Equity Position #102	2019	CLO Equity	April-21	April-24	1.35%	2.51%	1.51%	3.69%	2968	76	4.91
CLO Equity Position #103	2013	CLO Equity	July-21	July-24	1.37%	0.20%	-0.80%	3.70%	2979	102	4.58
CLO Equity Position #104	2019	CLO Equity	July-21	July-24	1.41%	2.32%	1.32%	3.92%	3016	97	4.82
CLO Equity Position #105	2019	CLO Equity	August-21	August-24	1.33%	5.63%	4.62%	3.41%	3094	73	4.88
CLO Equity Position #106	2016	CLO Equity	January-22	January-25	1.26%	3.21%	2.71%	3.50%	3381	76	4.43
CLO Equity Position #107	2019	CLO Equity	January-22	January-25	1.00%	4.48%	3.48%	3.57%	3034	NA	4.76
CLO Equity Position #108	2016	CLO Equity	January-22	January-25	1.18%	2.86%	2.36%	3.72%	3066	75	4.72
CLO Equity Position #109	2020	CLO Equity	March-22	March-25	1.32%	5.17%	4.17%	3.67%	3136	84	4.64
Subtotal (Fair Value)	***$470,734,235[4]***			***October-22[2]***	***1.14%[2]***	***1.94%[2]***	***1.07%[2]***	***3.60%[2]***	***3253[2,3]***	***78[2]***	***4.53[2]***

CLO Debt Positions	CLO Vintage Year[1]	Tranche Type	Non-Call Period End*	Reinvestment Period End*	AAA Spread (L+)*	Junior Tranche Overcollateralization Cushion*	Reinvestment Overcollateralization Cushion*	Weighted Average Portfolio Spread*	Weighted Average Rating Factor*	Diversity Score*	Weighted Average Portfolio Life (Years)*
CLO Debt Position #1	2013	CLO Debt	Callable	July-17	NA	-11.92%	NR	4.00%	3932	24	2.91
CLO Debt Position #2	2014	CLO Debt	Callable	October-18	0.90%	6.82%	NR	3.72%	3857	41	3.00
CLO Debt Position #3	2014	CLO Debt	Callable	October-18	0.90%	6.82%	NR	3.72%	3857	41	3.00
CLO Debt Position #4	2014	CLO Debt	Callable	October-18	1.16%	0.47%	NR	3.38%	3552	50	3.13
CLO Debt Position #5	2015	CLO Debt	Callable	July-20	1.08%	0.14%	-1.73%	3.39%	3269	75	3.99
CLO Debt Position #6	2015	CLO Debt	Callable	July-20	1.08%	0.14%	-1.73%	3.39%	3269	75	3.99
CLO Debt Position #7	2018	CLO Debt	Callable	October-20	1.08%	2.36%	1.41%	3.64%	3220	77	4.57
CLO Debt Position #8	2013	CLO Debt	Callable	April-21	1.34%	-1.38%	-1.88%	3.51%	3396	73	4.39
CLO Debt Position #9	2015	CLO Debt	Callable	July-21	1.31%	1.03%	0.03%	3.39%	NA	NA	4.45
CLO Debt Position #10	2014	CLO Debt	Callable	July-21	1.01%	-1.53%	-2.03%	3.48%	3288	80	4.54
CLO Debt Position #11	2014	CLO Debt	October-20	October-21	1.17%	-0.12%	-1.15%	3.45%	3257	81	4.55
CLO Debt Position #12	2014	CLO Debt	October-20	October-21	1.17%	-0.12%	-1.15%	3.45%	3257	81	4.55
CLO Debt Position #13	2017	CLO Debt	January-21	October-21	1.04%	1.33%	0.33%	3.46%	3405	78	4.48
CLO Debt Position #14	2013	CLO Debt	Callable	August-22	1.20%	1.15%	0.72%	3.43%	3175	94	4.68
CLO Debt Position #15	2013	CLO Debt	Callable	November-22	1.20%	1.74%	0.68%	3.31%	3256	92	4.30
CLO Debt Position #16	2018	CLO Debt	Callable	January-23	1.07%	0.58%	0.17%	3.46%	3261	80	4.59
CLO Debt Position #17	2014	CLO Debt	Callable	January-23	1.11%	2.19%	1.69%	3.34%	3179	90	4.61
CLO Debt Position #18	2018	CLO Debt	Callable	July-23	1.12%	-0.59%	-1.09%	3.58%	3040	85	4.77
CLO Debt Position #19	2013	CLO Debt	July-21	July-24	1.37%	0.20%	-0.80%	3.70%	2979	102	4.58
CLO Debt Position #20	2020	CLO Debt	August-22	February-25	1.35%	4.54%	3.54%	3.72%	3351	80	4.57
CLO Debt Position #21	2020	CLO Debt	March-22	March-25	1.32%	5.17%	4.17%	3.67%	3136	84	4.64
Subtotal (Fair Value)	***$52,535,297***			***Oct-21[2]***	***1.14%[2]***	***0.97%[2]***	***0.45%[2]***	***3.57%[2]***	***3360[2,3]***	***72[2]***	***4.15[2]***
Total (Fair Value)	**$523,269,532[4]**			***September-22[2]***							

1. Year in which the deal was issued.
2. Shown on a weighted average basis (based on fair value).
3. Weighted Average Rating Factor of 3253 and 3360 for OXLC's CLO equity and debt tranche positions, respectively, is equivalent to a Moody's corporate debt rating between B2 and B3 (B2 = 2720, B3 = 3490).
4. Excludes called deals, subordinated fee notes and other CLO equity related investments.

*Source: As reported by Intex.

CLO Collateral Characteristics*

	9/30/2020	6/30/2020
Number of Collateral Obligations[1]	1,938	2,058
Number of Obligors[2]	1,516	1,590
Top 10 Collateral Obligation Positions as % of Total Collateral[3]	3.94%	3.90%
Collateral Weighted Average Price[3]	93.05%	89.48%
Largest Individual Obligor Exposure[3]	0.86%	0.81%
Average Individual Obligor Exposure[3]	0.07%	0.06%

Note: Excludes subordinated fee notes, other CLO equity related investments and investments where information was not available on Intex.

1. Represents the total number of collateral loan investments among all of OXLC's CLO investments.
2. Represents the total number of unique Obligors among all of OXLC's CLO investments.
3. The information presented here is on a look-through basis to the CLO investments held by the Fund as of September 30, 2020, and reflects the aggregate underlying exposure of the Fund based on the portfolios of those investments. The data is derived from CLO trustee reports as reported by third-party sources relating to September 2020. Information relating to the market price of underlying collateral was as of September 30, 2020. With respect to other information shown above, such information may be as of a date prior to quarter end.

*Source: As reported by Intex.

CLO Portfolio Metrics

	9/30/2020	6/30/2020
Weighted average yield of CLO debt investments at current cost[1]	11.0%	11.7%
Weighted average effective yield of CLO equity investments at current cost	14.5%	13.4%
Weighted average effective yield of total investments at current cost	**14.2%**	**13.3%**
Weighted average cash distribution yield of CLO debt at current cost[2]	7.3%	7.5%
Weighted average cash distribution yield of CLO equity at current cost[2]	14.9%	14.0%
Weighted average cash distribution yield of total cash income producing investments at current cost[2]	**14.4%**	**13.5%**

1. Includes non-cash amortization of OID.
2. The yield shown is calculated by taking the quarterly distributions received for the CLO debt and equity investments which were scheduled to make a distribution to OXLC (which includes investments where there was full diversion) for the quarters ending 9/30/2020 and 6/30/2020, annualizing such amount and dividing by the current cost basis of those investments for those quarters, respectively. It does not include CLO equity which had not made its initial distribution by 9/30/2020 or 6/30/2020, respectively.

Investment Portfolio Composition

- Top 30 aggregate industry exposures of the CLO vehicles represent ~99.1%[1] of combined investments

	Top 30 Moody's Industry Exposure[1]	
1.	Healthcare & Pharmaceuticals	10.0%
2.	High Tech	9.0%
3.	Services: Business	8.1%
4.	Banking, Finance, Insurance & Real Estate	7.7%
5.	Hotels, Gaming & Leisure	5.8%
6.	Telecommunications	5.3%
7.	Media: Broadcasting & Subscription	5.1%
8.	Chemicals, Plastics & Rubber	4.2%
9.	Construction & Building	3.5%
10.	Beverage, Food & Tobacco	3.5%
11.	Services: Consumer	3.4%
12.	Retail	3.1%
13.	Energy: Oil & Gas	3.1%
14.	Automotive	3.0%
15.	Capital Equipment	2.8%

	Top 30 Moody's Industry Exposure[1]	
16.	Containers, Packaging & Glass	2.6%
17.	Aerospace & Defense	2.5%
18.	Utilities: Electric	2.4%
19.	Transportation: Consumer	2.3%
20.	Media: Advertising, Printing & Publishing	1.9%
21.	Consumer Goods: Non Durable	1.9%
22.	Consumer Goods: Durable	1.6%
23.	Media: Diversified & Production	1.4%
24.	Transportation: Cargo	1.3%
25.	Metals & Mining	1.2%
26.	Environmental Industries	0.7%
27.	Energy: Electricity	0.7%
28.	Utilities: Oil & Gas	0.6%
29.	Wholesale	0.4%
30.	Forest Products & Paper	0.2%
	Total	**99.1%**

Note: Excludes subordinated fee notes, other CLO equity related investments and investments where information was not available on Intex.

1. The information presented here is on a look-through basis to the CLO investments held by the Fund as of September 30, 2020, and reflects the aggregate underlying exposure of the Fund based on the portfolios of those investments. The data is derived from CLO trustee reports as reported by Intex and other third-party sources relating to September 2020. With respect to information shown above, such information may be as of a date prior to quarter end.

Capital Structure Overview

As of 9/30/2020

($ in millions)

	Principal Amount Outstanding	Carrying Value Outstanding	Cost of Debt	Call Date	Maturity
Series 2023 Term Preferred Stock (OXLCO)	$57.0	$55.8	7.50%	Callable	Jun-23
Series 2024 Term Preferred Stock (OXLCM)	$68.1	$66.9	6.75%	Callable	Jun-24
Series 2027 Term Preferred Stock (OXLCP)	$88.1	$85.4	6.25%	2/28/2023	Feb-27
Master Repurchase Agreement - Cash Management Line[1]	$ -	$ -	L + 2.90%[2]	Callable	Oct-20
Total Preferred Stock and Debt	**$213.3**	**$208.0**			
Total Equity	**$340.7**				
Preferred Stock and Debt-to-Equity	**0.63x**				

Note: Certain figures may not tie out to financial statements due to rounding.

1. Total available amount under this Master Repurchase Agreement was $12,500,000 and there was no outstanding balance as of 9/30/2020. Annual undrawn fee of 85 basis points. The Master Repurchase Agreement expired without extension by the Company on October 18, 2020.
2. Based on 3-month USD LIBOR.

APPENDIX

Investment Portfolio Composition – CLO Debt

Company	Investment	Manager	Fair Value	% of Total[1,2]
Allegro CLO II-S, Ltd.	Class E	AXA Investment Managers	$ 1,351,600	0.3%
AMMC CLO XII, Ltd.	Class FR	American Money Management Corporation	$ 594,977	0.1%
BlueMountain CLO 2018-1 Ltd.	Class F	BlueMountain Capital Management	$ 5,420,288	1.0%
Cathedral Lake II, Ltd.	Class E1R	Carlson Capital	$ 3,297,150	0.6%
CIFC Funding 2014, Ltd.	Class FR2	CIFC	$ 2,867,200	0.5%
Dryden XXVIII Senior Loan Fund	Class B3LR	Prudential	$ 2,343,775	0.4%
Elevation CLO 2020-11, Ltd.	Class E	ArrowMark Colorado Holdings	$ 5,406,000	1.0%
Longfellow Place CLO, Ltd.	Class FRR	First Eagle Private Credit	$ 181,206	0.0%
Mountain Hawk II CLO, Ltd.	Class E	Western Asset Management	$ 4,305,600	0.8%
OFSI Fund VII, Ltd.	Class ER	Orchard First Source Asset Management	$ 2,418,750	0.5%
OFSI Fund VII, Ltd.	Class F	Orchard First Source Asset Management	$ 3,762,200	0.7%
OZLM XIII, Ltd.	Class D	Sculptor Loan Management	$ 7,151,600	1.4%
OZLM XIII, Ltd.	Class E	Sculptor Loan Management	$ 1,081,200	0.2%
OZLM XXII, Ltd.	Class E	Sculptor Loan Management	$ 1,559,280	0.3%
OZLM VII, Ltd.	Class DR	Sculptor Loan Management	$ 1,204,977	0.2%
OZLM VIII, Ltd.	Class DRR	Sculptor Loan Management	$ 796,300	0.2%
OZLM VIII, Ltd.	Class ERR	Sculptor Loan Management	$ 903,982	0.2%
Saranac CLO VIII Ltd.	Class E	Saranac Advisory	$ 3,342,400	0.6%
Shackleton 2017-X CLO, Ltd.	Class E	Alcentra	$ 2,307,000	0.4%
Thacher Park CLO, Ltd.	Class E1	GSO/Blackstone	$ 946,512	0.2%
Venture XV, Ltd.	Class ER2	MJX Asset Management	$ 1,293,300	0.2%
Total Collateralized Loan Obligation - Debt Investments			**$ 52,535,297**	**10.0%**

1. Based on percentage of total fair value of investments as of 9/30/2020.
2. Certain percentages may not tie out to financial statements due to rounding.

OXLC

Investment Portfolio Composition – CLO Equity[1]

Company	Manager	Fair Value	% of Total[2,3]
Allegro CLO II-S, Ltd.	AXA Investment Managers	$ 6,240,000	1.2%
ALM XVII, Ltd.	Apollo Capital Management	$ 1,670,196	0.3%
AMMC CLO XI, Ltd.	American Money Management Corporation	$ 840,000	0.2%
AMMC CLO XII, Ltd.	American Money Management Corporation	$ 3,542,857	0.7%
Anchorage Capital CLO 13, Ltd.	Anchorage Capital Group	$ 6,474,921	1.2%
Anchorage Capital CLO 1-R, Ltd.	Anchorage Capital Group	$ 5,994,539	1.1%
Anchorage Capital CLO 4-R, Ltd.	Anchorage Capital Group	$ 3,600,000	0.7%
Anchorage Capital CLO 5-R, Ltd.	Anchorage Capital Group	$ 14,141,672	2.7%
Anchorage Capital CLO 7, Ltd.	Anchorage Capital Group	$ 6,375,000	1.2%
Anchorage Capital CLO 8, Ltd.	Anchorage Capital Group	$ 3,000,000	0.6%
Apex Credit CLO 2015-II, Ltd. (fka: JFIN CLO 2015-II Ltd.)	Apex Credit Partners	$ 632,500	0.1%
Apex Credit CLO 2018 Ltd.	Apex Credit Partners	$ 4,849,960	0.9%
Apex Credit CLO 2019 Ltd.	Apex Credit Partners	$ 8,840,227	1.7%
Arch Street CLO, Ltd.	First Eagle Private Credit	$ 472,500	0.1%
Ares XL CLO Ltd.	Ares	$ 13,515,993	2.6%
Ares XXVII CLO, Ltd.	Ares	$ 4,172,442	0.8%
Ares XXXVII CLO Ltd.	Ares	$ 12,821,924	2.4%
Atrium XV	Credit Suisse	$ 13,230,000	2.5%
B&M CLO 2014-1 LTD	Bradford & Marzec	$ 2,200	0.0%
Battalion CLO VI Ltd.	Brigade Capital Management	$ 55,000	0.0%
Battalion CLO VII Ltd.	Brigade Capital Management	$ 7,801,000	1.5%
Benefit Street Partners CLO V Ltd.	Benefit Street Partners	$ 207,000	0.0%
BlueMountain CLO 2015-4 Ltd.	BlueMountain Capital Management	$ 2,679,362	0.5%
BlueMountain CLO 2016-3 Ltd.	BlueMountain Capital Management	$ 1,269,000	0.2%
BlueMountain CLO 2018-1 Ltd.	BlueMountain Capital Management	$ 4,030,000	0.8%
BlueMountain CLO 2018-2 Ltd.	BlueMountain Capital Management	$ 2,269,500	0.4%
BlueMountain CLO 2018-3 Ltd.	BlueMountain Capital Management	$ 8,008,000	1.5%
BlueMountain Fuji US CLO II Ltd.	BlueMountain Capital Management	$ 2,650,000	0.5%
Carlyle Global Market Strategies CLO 2013-2, Ltd.	Carlyle	$ 4,420,419	0.8%
Carlyle Global Market Strategies CLO 2014-5, Ltd.	Carlyle	$ 1,926,270	0.4%
Cathedral Lake CLO 2013, Ltd.	Carlson Capital	$ 1,270,000	0.2%
Cathedral Lake II, Ltd.	Carlson Capital	$ 3,418,306	0.7%
CIFC Funding 2013-III-R, Ltd.	CIFC	$ 1,813,000	0.3%
CIFC Funding 2014, Ltd.	CIFC	$ 2,100,000	0.4%
CIFC Funding 2014-III, Ltd.	CIFC	$ 6,743,250	1.3%
East West Investment Management CLO 2019-1, Ltd.	East West Investment Management	$ 11,874,500	2.3%
Elevation CLO 2015-4, Ltd.	ArrowMark Colorado Holdings	$ 3,676,500	0.7%
Elevation CLO 2020-11, Ltd.	ArrowMark Colorado Holdings	$ 22,560,000	4.3%
Halcyon Loan Advisors Funding 2018-1 Ltd.	Bardin Hill	$ 3,875,000	0.7%
Highbridge Loan Management 3-2014, Ltd.	HPS Investment Partners	$ 750,000	0.1%
ICG US CLO 2016-1, Ltd.	ICG	$ 1,579,945	0.3%
Jamestown CLO IV, Ltd.	Investcorp	$ 95,000	0.0%
KVK CLO 2013-1, Ltd.	THL Credit Senior Loan Strategies	$ 282,025	0.1%
Longfellow Place CLO, Ltd.	First Eagle Private Credit	$ 392,800	0.1%
Madison Park Fund XLI, Ltd. (fka: Atrium XII CLO)	Credit Suisse	$ 13,905,000	2.6%
Madison Park Funding XIII, Ltd.	Credit Suisse	$ 8,600,000	1.6%
Madison Park Funding XV, Ltd.	Credit Suisse	$ 2,916,100	0.6%
Madison Park Funding XVII, Ltd.	Credit Suisse	$ 2,250,000	0.4%
Madison Park Funding XX, Ltd.	Credit Suisse	$ 2,135,000	0.4%
Madison Park Funding XXII, Ltd.	Credit Suisse	$ 10,200,000	1.9%
Madison Park Funding XXIV, Ltd.	Credit Suisse	$ 1,570,250	0.3%
Madison Park Funding XXIX, Ltd.	Credit Suisse	$ 11,730,000	2.2%
Madison Park Funding XXX, Ltd.	Credit Suisse	$ 9,977,088	1.9%
Madison Park Funding XXXII, Ltd.	Credit Suisse	$ 8,207,500	1.6%
Marble Point CLO XI Ltd.	MP CLO Management	$ 2,890,000	0.5%

1. Includes subordinated fee notes and other CLO equity related investments.
2. Based on percentage of total fair value of investments as of 9/30/2020.
3. Certain percentages may not tie out to financial statements due to rounding.

Investment Portfolio Composition – CLO Equity[1] (Continued)

Company	Manager	Fair Value	% of Total[2,3]
Midocean Credit CLO III	MidOcean Credit Fund Management	$ 832,500	0.2%
Midocean Credit CLO VI	MidOcean Credit Fund Management	$ 9,801,000	1.9%
Mountain Hawk II CLO, Ltd.	Western Asset Management	$ 2,567	0.0%
Mountain View CLO 2014-1 Ltd.	Seix Advisors	$ 1,500	0.0%
Mountain View CLO 2017-2 Ltd.	Seix Advisors	$ 2,450,000	0.5%
Nassau 2017-II Ltd.	NCC CLO Manager	$ 5,856,000	1.1%
NorthWoods Capital XII-B, Ltd.	Angelo, Gordon & Co	$ 4,700,000	0.9%
NorthWoods Capital XIV-B, Ltd.	Angelo, Gordon & Co	$ 1,870,000	0.4%
Ocean Trails CLO VI	Five Arrows Managers	$ 1,395,751	0.3%
Octagon Investment Partners 29, Ltd.	Octagon	$ 5,110,000	1.0%
Octagon Investment Partners 40, Ltd.	Octagon	$ 32,130,000	6.1%
Octagon Investment Partners XXII, Ltd.	Octagon	$ 4,680,000	0.9%
Octagon Loan Funding, Ltd.	Octagon	$ 674,320	0.1%
OFSI BSL IX, Ltd.	Orchard First Source Asset Management	$ 6,199,200	1.2%
OFSI BSL VIII, Ltd.	Orchard First Source Asset Management	$ 3,145,000	0.6%
OFSI Fund VII, Ltd.	Orchard First Source Asset Management	$ 2,018,800	0.4%
OHA Loan Funding 2012-1, Ltd.	Oak Hill	$ 495,800	0.1%
OZLM Funding III, Ltd.	Sculptor Loan Management	$ 2,640,000	0.5%
OZLM VII, Ltd.	Sculptor Loan Management	$ 1,751,334	0.3%
OZLM VIII, Ltd.	Sculptor Loan Management	$ 1,300,000	0.2%
OZLM XIII, Ltd.	Sculptor Loan Management	$ 2,300,000	0.4%
OZLM XIV, Ltd.	Sculptor Loan Management	$ 10,849,754	2.1%
OZLM XVIII, Ltd.	Sculptor Loan Management	$ 1,856,310	0.4%
Parallel 2018-1 Ltd.	DoubleLine Capital	$ 630,000	0.1%
Park Avenue Institutional Advisers CLO Ltd 2018-1	Park Avenue Institutional Advisers	$ 3,300,000	0.6%
Rockford Tower CLO 2019-2, Ltd.	Rockford Tower Capital Management	$ 3,350,000	0.6%
Seneca Park CLO, Ltd.	GSO/Blackstone	$ 60,000	0.0%
Shackleton 2013-IV-R CLO, Ltd.	Alcentra	$ 6,185,288	1.2%
Shackleton 2014-V-R CLO, Ltd.	Alcentra	$ 8,775,000	1.7%
Sound Point CLO II,Ltd.	Sound Point Capital Management	$ 770,000	0.1%
Sound Point CLO VI-R, Ltd.	Sound Point Capital Management	$ 4,438,257	0.8%
Sound Point CLO XXII, Ltd.	Sound Point Capital Management	$ 2,293,600	0.4%
Symphony CLO XVIII, Ltd.	Symphony Asset Management	$ 8,250,000	1.6%
Telos CLO 2013-3, Ltd.	Telos Asset Management	$ 1,433	0.0%
Telos CLO 2013-4, Ltd.	Telos Asset Management	$ 1,064,936	0.2%
Telos CLO 2014-6, Ltd.	Telos Asset Management	$ 2,140	0.0%
Thacher Park CLO, Ltd.	GSO/Blackstone	$ 405,000	0.1%
THL Credit Wind River 2015-1 CLO Ltd.	First Eagle Alternative Credit	$ 559,000	0.1%
THL Credit Wind River 2017-1 CLO Ltd.	First Eagle Alternative Credit	$ 4,920,000	0.9%
THL Credit Wind River 2017-4 CLO Ltd.	First Eagle Alternative Credit	$ 5,040,000	1.0%
Tralee CLO II, Ltd.	Par-Four Investment Management	$ 315,000	0.1%
Tralee CLO IV, Ltd.	Par-Four Investment Management	$ 3,184,800	0.6%
Trinitas CLO VII, Ltd.	Trinitas Capital Management	$ 920,000	0.2%
Trinitas CLO VIII, Ltd.	Trinitas Capital Management	$ 4,669,000	0.9%
Venture 32 CLO, Limited	MJX Asset Management	$ 1,645,000	0.3%
Venture 37 CLO, Limited	MJX Asset Management	$ 3,920,000	0.7%
Venture XIV CLO, Limited	MJX Asset Management	$ 1,480,000	0.3%
Venture XV CLO, Limited	MJX Asset Management	$ 1,417,519	0.3%
Venture XVII CLO, Limited	MJX Asset Management	$ 1,251,980	0.2%
Venture XX CLO, Limited	MJX Asset Management	$ 300,000	0.1%
Venture XXI CLO, Limited	MJX Asset Management	$ 2,100,000	0.4%
Venture XXV CLO, Limited	MJX Asset Management	$ 3,421,625	0.7%
Vibrant CLO III, Ltd.	DFG Investment Advisers	$ 6,465,375	1.2%
Wellfleet 2016-2 CLO, Ltd.	Wellfleet Credit Partners	$ 2,400,000	0.5%
West CLO 2014-1, Ltd.	Allianz	$ 3,037,500	0.6%
Zais CLO 8, Limited	ZAIS Group	$ 390,000	0.1%
Zais CLO 9, Limited	ZAIS Group	$ 1,926,000	0.4%
Other CLO equity related investments		$ 1,690,384	0.3%
Total Collateralized Loan Obligation - Equity Investments		**$ 473,182,419**	**90.0%**

1. Includes subordinated fee notes and other CLO equity related investments.
2. Based on percentage of total fair value of investments as of 9/30/2020.
3. Certain percentages may not tie out to financial statements due to rounding.

Reconciliation of Core Net Investment Income

We provide information relating to core net investment income ("Core NII") (a non-GAAP measure) on a supplemental basis. This measure is not provided as a substitute for GAAP net investment income ("GAAP NII"), but in addition to it. Our non-GAAP measures may differ from similar measures by other companies, even in the event of similar terms being utilized to identify such measures. Core NII represents GAAP NII adjusted for additional applicable cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments. Our management team uses this information in its internal analysis of results and believes that this information may be informative in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons.

Income from investments in the "equity" class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method – this is based on an effective yield to the expected redemption utilizing estimated cash flows at current cost. The result is an effective yield for the investment in which the difference between the actual cash received, or distributions entitled to be received, and the effective yield calculation is adjusted from the cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by the Company during the period (referred to below as "CLO equity adjustments").

Furthermore, in order for the Company to continue qualifying as a regulated investment company for tax purposes, we are required, among other things, to distribute at least 90% of our investment company taxable income annually. We emphasize that our taxable income may materially differ from our GAAP NII and/or our Core NII, and that neither GAAP NII nor Core NII should be relied upon as indicators of our taxable income.

	For the three months ended									
	9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019	
($ in millions, except per share) [1]	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$ 18.2	$ 0.214	$ 17.6	$ 0.227	$ 20.4	$ 0.287	$ 20.0	$ 0.316	$ 16.7	$ 0.312
CLO equity adjustments	2.1	$ 0.025	0.1	$ 0.001	11.9	$ 0.167	19.1	$ 0.302	7.5	$ 0.140
Core net investment income	$ 20.3	$ 0.239	$ 17.7	$ 0.228	$ 32.3	$ 0.454	$ 39.1	$ 0.619	$ 24.2	$ 0.452

Note: Certain figures may not tie out to financial statements due to rounding.

1. Per share amounts based on weighted average shares outstanding for the respective quarter presented.

OXLC

Corporate Information

Board of Directors

Mark J. Ashenfelter - Chairman
John Reardon
David S. Shin
Jonathan H. Cohen
Saul B. Rosenthal

Corporate Offices

8 Sound Shore Drive
Suite 255
Greenwich, CT 06830

Corporate Website

www.oxfordlanecapital.com

Fiscal Year End

March 31

Independent Audit Firm

PricewaterhouseCoopers LLP

Corporate Counsel

Eversheds Sutherland (US) LLP

Transfer Agent

Computershare Trust Company, N.A
Tel: 1-877-498-8861
www.computershare.com

Securities Listing and Equity Indices

Common Stock:
"OXLC" - NasdaqGS
Preferred Stock:
"OXLCO" - NasdaqGS
"OXLCM" - NasdaqGS
"OXLCP" - NasdaqGS

Executive Corporate Officers

Jonathan H. Cohen	Board Member and Chief Executive Officer
Saul B. Rosenthal	Board Member and President
Bruce L. Rubin	Chief Financial Officer
Jerry Cummins	Chief Compliance Officer

Investor Relations

Oxford Lane Capital Corp.
Tel: (203) 983-5275
ir.oxfordlanecapital.com